Exhibit 10.1

EXECUTION VERSION

INCREMENTAL AMENDMENT

(AMENDMENT NO. 5 TO CREDIT AGREEMENT)

INCREMENTAL AMENDMENT (this “Agreement”), dated as of March 18, 2019, among XPO LOGISTICS, INC., a Delaware corporation (the “Borrower”), the other Subsidiaries of the Borrower party hereto, each financial institution identified on the signature pages hereto as an “Incremental Term Lender” (each, an “Incremental Term Lender”) and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”), relating to the Senior Secured Term Loan Credit Agreement, dated as of October 30, 2015 (as heretofore amended, amended and restated, extended, supplemented or otherwise modified from time to time prior to the date hereof, including by that certain Incremental and Refinancing Amendment (Amendment No. 1 to Credit Agreement), dated as of August 25, 2016, that certain Refinancing Amendment (Amendment No. 2 to Credit Agreement), dated as of March 10, 2017, that certain Refinancing Amendment (Amendment No. 3 to Credit Agreement), dated as of February 23, 2018, and that certain Amendment No. 4 to Credit Agreement, dated as of March 7, 2019, the “Credit Agreement”), among the Borrower, the other Subsidiaries of the Borrower from time to time party thereto, the Lenders from time to time party thereto and the Agent.

RECITALS:

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower wishes to obtain an additional tranche of Loans, and the Incremental Term Lenders have agreed to provide Incremental Term Loans (as defined below) in an aggregate principal amount of $500,000,000 on and subject to the terms set forth in this Agreement.

WHEREAS, the Incremental Term Loans shall be established as a new class and tranche of Loans with terms different than the Loans outstanding under the Credit Agreement prior to the effectiveness of this Agreement.

WHEREAS, pursuant to Sections 2.15(d) and 12.2 of the Credit Agreement, the Credit Agreement may be amended to give effect to the provisions of Section 2.15 of the Credit Agreement through an Incremental Amendment executed by the Borrower, the Agent and each Incremental Lender providing an Incremental Commitment.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

SECTION 2.  Incremental Term Loans.  Subject to and upon the terms and conditions set forth herein, each Incremental Term Lender party hereto severally agrees to make, on the Amendment No. 5 Closing Date (as defined below), term loans (collectively, the “Incremental Term Loans”) in Dollars to the Borrower in an amount equal to the commitment amount set forth next to such Incremental Term Lender’s name in Schedule 1 hereto (the “Incremental Term Commitment”).  The Incremental Term Lenders’ several Incremental Term Commitments shall terminate on the Amendment No. 5 Closing Date (immediately after giving effect to the borrowing of Incremental Term Loans on such date).  Incremental Term Loans borrowed under this Section 2 and subsequently repaid or prepaid may not be reborrowed.

SECTION 3.  Amendments to Credit Agreement.  The following amendments are made to the Credit Agreement to effect the foregoing:

(a)        Section 1.1 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“Amendment No. 5” means the Incremental Amendment (Amendment No. 5 to Credit Agreement) dated as of March 18, 2019 among the Borrower, the other Credit Parties party thereto, the Term B-1 Lenders party thereto and the Agent.

“Amendment No. 5 Closing Date” has the meaning set forth in Amendment No. 5, and occurred on March 18, 2019.

“Term B Loans” means the loans made by the Lenders to the Borrower (a) pursuant to Section 2.1(a) on the Closing Date, which loans, for the avoidance of doubt, ceased to be outstanding on the Amendment No. 1 Closing Date, (b) pursuant to Amendment No. 1 on the Amendment No. 1 Closing Date, which loans, for the avoidance of doubt, ceased to be outstanding on the Amendment No. 2 Closing Date, (c) pursuant to Amendment No. 2 on the Amendment No. 2 Closing Date, which loans, for the avoidance of doubt, ceased to be outstanding on the Amendment No. 3 Closing Date or (d) pursuant to Amendment No. 3 on the Amendment No. 3 Closing Date.

“Term B-1 Commitment” means, with respect to each Term B-1 Lender, such Term B-1 Lender’s commitment to make Term B-1 Loans to the Borrower in accordance with Amendment No. 5.

“Term B-1 Facility” means the credit facility provided by the Term B-1 Lenders on the Amendment No. 5 Closing Date pursuant to Amendment No. 5.

“Term B-1 Lender” means, at any time, any Lender with a Term B-1 Commitment or an outstanding Term B-1 Loan at such time.

“Term B-1 Loans” means the loans made by the Term B-1 Lenders to the Borrower on the Amendment No. 5 Closing Date pursuant to Amendment No. 5.

(b)        The following definitions in Section 1.1 of the Credit Agreement are amended and restated in their entirety to read as follows:

“Applicable Margin” shall mean for any day with respect to (i) any LIBOR Loan that is a Term B Loan, 2.00% per annum, (ii) any Base Rate Loan that is a Term B Loan, 1.00% per annum, (iii) any LIBOR Loan that is a Term B-1 Loan, 2.50% per annum and (iv) any Base Rate Loan that is a Term B-1 Loan, 1.50% per annum.

“Commitments” means, collectively, the aggregate Commitments of the Lenders, and the term “Commitment” with respect to an individual Lender means such Lender’s commitment to make Loans to the Borrower in accordance with the terms of this Agreement and, with respect to each Term B-1 Lender, the Term B-1 Commitment of such Term B-1 Lender.  The Commitments of each Lender and the aggregate Commitments of all Lenders on the Closing Date are set forth on Annex B.  The Commitments of each Lender and the aggregate Commitments of all Lenders on the Amendment No. 3 Closing Date are set forth on Schedule 1 to Amendment No. 3.  The Term B-1 Commitment of each Term B-1 Lender and the aggregate Term B-1 Commitments of all Term B-1 Lenders on the Amendment No. 5 Closing Date are set forth on Schedule 1 to Amendment No. 5.

“Facility” shall mean the credit facility provided by the Lenders on the Amendment No. 3 Closing Date pursuant to Section 2.1 under this Agreement.

“Lender” means each financial institution or other entity that (a) is listed on the signature pages hereof as a “Lender” or, pursuant to an Incremental Amendment or Refinancing Amendment, becomes an Additional Lender, or (b) from time to time becomes a party hereto by execution of an Assignment Agreement.  For the avoidance of doubt, the Refinancing Term Lenders, as defined in Amendment No. 3, and the Term B-1 Lenders, shall constitute “Lenders” for all purposes hereunder.

“Loans” means the Term B Loans and the Term B-1 Loans, collectively.

“Pro Rata Share” means (I) with respect to any matter specified herein as relating to a Term B Loan or Term B-1 Loan or any Lender under the Facility or the Term B-1 Facility, (i) the percentage obtained by dividing (A) the Commitment of such Lender under the Facility or the Term B-1 Facility, as applicable, by (B) the aggregate Commitments of all Lenders under the Facility or the Term B-1 Facility, as applicable (provided that if the Commitments in respect of the Facility or the Term B-1 Facility, as applicable, shall have terminated, the Pro Rata Share of each Lender shall be obtained by dividing (A) the aggregate Loans of such Lender under the Facility or the Term B-1 Facility, as applicable, by (B) the aggregate Loans of all Lenders under the Facility or the Term B-1 Facility, as applicable), and (II) with respect to all other matters relating to any Lender, the percentage obtained by dividing (A) the Commitment of such Lender by (B) the aggregate Commitments of all Lenders (provided that if the Commitments shall have terminated, the Pro Rata Share of each Lender shall be obtained by dividing (A) the aggregate Loans of such Lender by (B) the aggregate Loans of all Lenders), in each case of clauses (I) and (II) as any such percentages may be adjusted by increases or decreases in Commitments and Loans pursuant to the terms and conditions hereof or by assignments permitted pursuant to Section 11.1.

(c)         Section 2.1(a) of the Credit Agreement is hereby amended by inserting the following after the last sentence of such section:

Each Term B-1 Loan made on the Amendment No. 5 Closing Date shall be made by the Term B-1 Lenders in accordance with their applicable Pro Rata Share of the Term B-1 Commitments as of such date.

(d)        Section 2.2 of the Credit Agreement is amended to read in its entirety as follows:

(a)      Term B Loans.  The Borrower shall pay to each Lender holding Term B Loans (i) on the last Business Day of each Fiscal Quarter occurring after the Amendment No. 3 Closing Date (commencing with the Fiscal Quarter ending March 31, 2018) but prior to the Maturity Date, a portion of the principal amount of all Term B Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of the Term B Loans outstanding on the Amendment No. 3 Closing Date after giving effect to Amendment No. 3 (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3 of this Agreement (it being understood and agreed that the $555,000,000 prepayment made on November 3, 2016 shall be applied (net of any amounts from such prepayment applied to amortization payments required by this Section 2.2 prior to the Amendment No. 3 Closing Date) to the amortization payments required by this Section

2.2(a) in direct order of maturity)) and (ii) on the Maturity Date, the aggregate principal amount of all Term B Loans outstanding on such date and all accrued and unpaid interest thereon.

(b)      Term B-1 Loans.  The Borrower shall pay to each Lender holding Term B-1 Loans (i) on the last Business Day of each Fiscal Quarter occurring after the Amendment No. 5 Closing Date (commencing with the Fiscal Quarter ending June 30, 2019) but prior to the Maturity Date, a portion of the principal amount of all Term B-1 Loans then outstanding in an amount equal to 0.25% of the sum of the aggregate principal amount of the Term B-1 Loans outstanding on the Amendment No. 5 Closing Date after giving effect to Amendment No. 5 (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3 of this Agreement (it being understood and agreed that the $555,000,000 prepayment made on November 3, 2016 shall be applied (net of (x) any amounts from such prepayment applied to amortization payments required by Section 2.2 prior to the Amendment No. 5 Closing Date and (y) any amounts from such prepayment applied to amortization payments required by Section 2.2(a)) to the amortization payments required by this Section 2.2(b) in direct order of maturity)) and (ii) on the Maturity Date, the aggregate principal amount of all Term B-1 Loans outstanding on such date and all accrued and unpaid interest thereon.

(e)         The last two sentences of Section 2.3(a)(i) of the Credit Agreement are amended to read as follows:

Each notice of partial prepayment shall designate the Loans or other Obligations hereunder to which such prepayment is to be applied, and any notice delivered pursuant to this Section 2.3(a) may be conditioned on the occurrence of one or more events described in the applicable notice; provided, that each such partial prepayment shall be applied on a pro rata basis between the Facility and the Term B-1 Facility based on the aggregate principal amount of Loans outstanding thereunder at such time.  If no direction is given as to the application of prepayments within the Facility or the Term B-1 Facility as applicable, the prepayments applicable to such facility shall be applied to the amortization payments required by Section 2.2(a) or (b), as applicable, in direct order of maturity and, thereafter, to the remaining balance of Loans then outstanding.

(f)         Section 2.3(a)(ii) of the Credit Agreement is amended to read in its entirety as follows:

In the event that, on or prior to the date that is 6 months after the Amendment No. 3 Closing Date, Borrower (x) prepays, refinances, substitutes or replaces any Term B Loans with the proceeds of any new or replacement tranche of long-term secured term loans that are broadly syndicated to banks and other institutional investors in financings similar to the Term B Loans and have an All-in Yield that is less than the All-in Yield of such Term B Loans or (y) effects any amendment of this Agreement which reduces the All-in Yield of the Term B Loans (other than in the case of each of clauses (x) and (y), in connection with a Change of Control or a transformative acquisition referred to in the last sentence of this paragraph), Borrower shall pay to Agent, for the ratable account of each of the applicable Lenders holding Term B Loans at such time, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans for which the All-In Yield has been reduced pursuant to such amendment.  In the event that, on or prior to the date that is 6 months after the Amendment No. 5 Closing Date, Borrower (x) prepays, refinances, substitutes or replaces any Term B-1 Loans with the proceeds of any new or replacement tranche of long-term secured term loans that are broadly syndicated to banks and other institutional investors in financings similar to the Term B-1 Loans and have an All-in Yield that is less than the All-in Yield of such Term B-1 Loans or (y) effects any amendment of this Agreement which reduces the All-in Yield of the Term B-1 Loans (other than in the case of each of clauses (x) and (y), in connection with a Change of Control or a transformative acquisition referred to in the last sentence of this paragraph), Borrower shall pay to Agent, for the ratable account of each of the applicable Lenders holding Term B-1 Loans at such time, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B-1 Loans so prepaid and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B-1 Loans for which the All-In Yield has been reduced pursuant to such amendment.  Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be.  For purposes of this Section 2.3(a), a transformative acquisition is any acquisition (together with any related transaction, including incurrence of indebtedness to finance such acquisition) by Borrower or any Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by Borrower in good faith.

(g)         Section 2.3(d) of the Credit Agreement is amended to read in its entirety as follows:

Mandatory prepayments shall be applied on a pro rata basis between the Facility and the Term B-1 Facility based on the aggregate principal amount of Loans outstanding thereunder at such time, and within the Facility as directed by Borrower.  If no direction is given as to the application of prepayments within the Facility or the Term B-1 Facility, as applicable, the prepayments applicable to such facility shall be applied to the amortization payments required by Section 2.2(a) or (b), as applicable, in direct order of maturity and, thereafter, to the remaining balance of Loans then outstanding.

(h)        Section 2.4 of the Credit Agreement is amended to add the following at the end of such section:

The Borrower shall utilize the proceeds of the Term B-1 Loans made on the Amendment No. 5 Closing Date (i) for general corporate purposes, including to fund purchases of the Borrower’s Equity Interests and (ii) to pay fees and expenses relating to, or in connection with the transactions contemplated by, Amendment No. 5; provided, that if the Borrower repurchases its Equity Interests with any proceeds of the Term B-1 Loans, it shall immediately cancel such Equity Interests.

(i)          Section 2.9 of the Credit Agreement is amended to read in its entirety as follows:

So long as no Event of Default has occurred and is continuing, (i) payments of regularly scheduled payments then due shall be applied to those scheduled payments, (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 2.3(a), and (iii) mandatory prepayments shall be applied as set forth in Sections 2.3(d).  All payments and prepayments applied to the Loans shall be applied on a pro rata basis between the Facility and the Term B-1 Facility based on the aggregate principal amount of Loans outstanding thereunder at such time and shall be further applied ratably within the Facility and the Term B-1 Facility to the portion thereof held by each Lender as determined by its Pro Rata Share of the Facility or Term B-1 Facility, as applicable.  As to all payments made when an Event of Default has occurred and is continuing, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from a Credit Party.  All voluntary prepayments shall be applied as directed by Borrower; provided, that all such voluntary prepayment shall be applied on a pro rata basis between the Facility and the Term B-1 Facility based on the aggregate principal amount of Loans outstanding thereunder at such time.  In all circumstances after an Event of Default, all payments and all proceeds of Collateral shall be applied to amounts then due and payable in the following order:  (1) to Fees and Agent’s expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; and (3) to all other Obligations hereunder on a ratable basis, including expenses of Lenders to the extent reimbursable under Section 12.3.

(j)         Section 2.11 of the Credit Agreement is amended by inserting the phrase “and the Term B-1 Facility” after the phrase “including the syndication of the Facility” in the first sentence thereof.

(k)        Clause (v) of the proviso to Section 2.15(c) is amended to read in its entirety as follows:

(v) with respect to any Incremental Loans incurred pursuant to clause (a) of this Section 2.15, (A) if the All-in Yield on such Incremental Loans exceeds the initial All-in Yield for the Term B Loans by more than 50 basis points (or, in the case of up to $500,000,000 aggregate principal amount of such Incremental Loans incurred on or prior to the date that is 90 days after March 7, 2019, 75 basis points) (the amount of such excess above 50 or 75 basis points, as applicable, being referred to herein as the “Term B Loan Yield Differential”), then the Applicable Margin for such Term B Loans shall automatically be increased by the Term B Loan Yield Differential applicable to such Term B Loans effective upon the making of the Incremental Loans (and Borrower shall be entitled, without the consent of any other Lender, to increase the All-in Yield on such Term B Loans as necessary to ensure the Incremental Loans are “fungible” with such Term B Loans) and (B) if the All-in Yield on any such Incremental Loans incurred on or prior to the date that is 12 months following the Amendment No. 5 Closing Date exceeds the initial All-in Yield for the Term B-1 Loans by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Term B-1 Loan Yield Differential”), then the Applicable Margin for such Term B-1 Loans shall automatically be increased by the Term B-1 Loan Yield Differential applicable to such Term B-1 Loans effective upon the making of the Incremental Loans (and Borrower shall be entitled, without the consent of any other Lender, to increase the All-in Yield on such Term B-1 Loans as necessary to ensure the Incremental Loans are “fungible” with such Term B-1 Loans),

(l)          Section 6.9 of the Credit Agreement is amended to read in its entirety as follows:

Borrower shall use commercially reasonable efforts (x) to cause the Facility and the Term B-1 Facility to be continuously rated by S&P and Moody’s, and (y) to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of Borrower.

SECTION 4.  Terms of the Incremental Term Loans Generally. On the Amendment No. 5 Closing Date, giving effect to the Incremental Term Loans hereunder, (i) each Incremental Term Lender shall become a “Lender” and a “Term B-1 Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (ii) each Incremental Term Loan shall constitute a “Loan” and a “Term B-1 Loan” for all purposes of the Credit Agreement and the other Loan Documents.  The parties hereto hereby consent to the incurrence of the Incremental Term Loans on the terms set forth herein.  The Agent hereby acknowledges and agrees that (i) the terms of the Incremental Term Loans are satisfactory to it, (ii) other than as contemplated hereby, no additional documentation shall be required to evidence the Incremental Term Commitments and (iii) the amendments to the Credit Agreement effectuated hereby are necessary or appropriate, in the reasonable opinion of the Agent, to effect the provisions of Section 2.15 of the Credit

Agreement in connection with the establishment of the Incremental Term Loans as a new class or tranche of Loans under the Credit Agreement.

SECTION 5.  Representations of the Borrower. The Borrower and each other Credit Party hereby represents and warrants to the Agent and the Incremental Term Lenders that on the Amendment No. 5 Closing Date:

(a)       no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after the incurrence of the Incremental Term Loans;

(b)       the representations and warranties set forth in Section 4 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 5 Closing Date, except to the extent that such representations or warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

SECTION 6.  Conditions to the Amendment No. 5 Closing Date.  This Agreement shall become effective as of the first date when each of the following conditions shall have been satisfied (the date of satisfaction of such conditions and the funding of the Incremental Term Loans, the “Amendment No. 5 Closing Date”):

(a)       The Agent shall have received from the Borrower, each other Credit Party, each Incremental Term Lender, and the Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

(b)       The Agent shall have received a borrowing notice (with respect to the Incremental Term Loans) at least one Business Day prior to the Amendment No. 5 Closing Date, legal opinions, corporate documents and officers and public officials certifications (including a solvency certificate) with respect to the Borrower and the Guarantors in each case customary for financings of the type described herein (it being understood that any such documentation shall be deemed “customary” if in a form consistent with such documentation delivered in connection with Amendment No. 3 on the Amendment No. 3 Closing Date (subject to adjustments to be reasonably agreed taking into account the nature of the facilities contemplated hereby));

(c)        Morgan Stanley Senior Funding, Inc., in its capacity as arranger of the amendments contemplated by this Agreement (the “Arranger”), and the Agent shall have received, at least three business days prior to the Amendment No. 5 Closing Date, all documentation and other information related to the Borrower or any Guarantor required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the Patriot Act, in each case to the extent requested by the Arranger or the Agent from the Borrower in writing at least 10 Business Days prior to the Amendment No. 5 Closing Date.

(d)       All fees due to the Arranger and the Incremental Term Lenders on the Amendment No. 5 Closing Date pursuant to the Commitment Letter and the Fee Letter, each dated as of March 8, 2019 between the Borrower and the Arranger and pertaining to the Incremental Term Loans made hereunder, shall have been paid, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Arranger on the Amendment No. 5 Closing Date pursuant to such Commitment Letter that have been invoiced at least three Business Days prior to the Amendment No. 5 Closing Date shall have been paid.

(e)        The Incremental Term Lenders shall have received, as fee compensation for the funding of such Incremental Term Lender’s Incremental Term Loans on the Amendment No. 5 Closing Date, an upfront fee (the “Incremental Term Upfront Fee”) in an amount equal to 0.50% of the stated principal amount of such Incremental Term Lender’s Incremental Term Loan made on the Amendment No. 5 Closing Date.  Such Incremental Term Upfront Fees will be in all respects fully earned, due and payable on (and subject to the occurrence of) the Amendment No. 5 Closing Date and non-refundable and noncreditable thereafter.  Such Incremental Term Upfront Fees may be netted against the Incremental Term Loans made by such Incremental Term Lender on the Amendment No. 5 Closing Date.

(f)        The representations and warranties made pursuant to Section 5 hereof shall be true and correct in all material respects on and as of the Amendment No. 5 Closing Date, except to the extent that such representations or warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(g)        Since December 31, 2018, no event shall have occurred that alone or together with any other events, has had a material adverse effect on the business, financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole.

(h)       The Agent shall have received a certificate, duly executed by an Officer of the Borrower, certifying as to the satisfaction of the conditions referred to in Sections 6(f) and 6(g) above.

SECTION 7.  Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

SECTION 8.  Confirmation of Guarantees and Security Interests.  By signing this Agreement, each Credit Party hereby confirms that (a) the obligations of the Credit Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the Incremental Term Loans contemplated by this Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Credit Agreement, the Collateral Documents and the other Loan Documents, (ii) constitute “Obligations” as such term is defined in the Credit Agreement, subject to the qualifications and exceptions described therein, (iii) notwithstanding the effectiveness of the terms hereof, the Collateral Documents and the other Loan Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Incremental Term Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Requisite Lenders” contained in Section 1.1 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents.  Each Credit Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Obligations as increased hereby, subject to Section 6.10(e) of the Credit Agreement.

SECTION 9.  Credit Agreement Governs.  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Credit Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 10.  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.  Miscellaneous.  This Agreement shall constitute an “Incremental Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.  The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein.  To the extent required by the Credit Agreement, each of the Borrower and the Agent hereby consents to each Incremental Term Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the Amendment No. 5 Closing Date.  The Agent and the Incremental Term Lenders hereby acknowledge that the Borrower has complied with the notice provisions required by Section 2.15 of the Credit Agreement in connection with the Incremental Term Loans.  For only the purpose of Sections 11.1(a)(ii)(B) and 11.1(a)(iv)(A) of the Credit Agreement, the Borrower hereby consents to the assignments by Morgan Stanley Bank N.A., in its capacity as a Lender under the Credit Agreement, on or before the date that is 45 calendar days from the Amendment No. 5 Closing Date, in a manner otherwise in accordance with the Credit Agreement, as amended by this Agreement, of the Incremental Term Loans made by it on the Amendment No. 5 Closing Date solely to the institutions and solely in the amounts previously agreed upon by Morgan Stanley Bank, N.A. and the Borrower.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

XPO LOGISTICS, INC.

By:	/s/ Ravi Tulsyan
	Name:	Ravi Tulsyan
	Title:	Senior Vice President and Treasurer

[Signature Page — Amendment No. 5 to XPO Senior Secured Term Loan Credit Agreement]

GUARANTORS:

BOUNCE LOGISTICS, LLC
CON-WAY MULTIMODAL INC.
MANUFACTURERS CONSOLIDATION SERVICE OF CANADA, INC.
XPO AIR CHARTER, LLC
XPO CNW, INC.
XPO COURIER, LLC
XPO CUSTOMS CLEARANCE SOLUTIONS, LLC
XPO DEDICATED, LLC
XPO ENTERPRISE SERVICES, INC.
XPO GLOBAL FORWARDING, INC.
XPO INTERMODAL, INC.
XPO INTERMODAL SERVICES, LLC
XPO INTERMODAL SOLUTIONS, INC.
XPO LAND HOLDINGS, LLC
XPO LAST MILE, INC.
XPO LAST MILE HOLDING, INC.
XPO LOGISTICS CARTAGE, LLC
XPO LOGISTICS DRAYAGE, LLC
XPO LOGISTICS EXPRESS, LLC
XPO LOGISTICS FREIGHT, INC.
XPO LOGISTICS MANAGED TRANSPORTATION, LLC
XPO LOGISTICS MANUFACTURING, LLC
XPO LOGISTICS NLM, LLC
XPO LOGISTICS PORT SERVICES, LLC
XPO LOGISTICS SUPPLY CHAIN CORPORATE SERVICES, INC.
XPO LOGISTICS SUPPLY CHAIN HOLDING COMPANY
XPO LOGISTICS SUPPLY CHAIN OF NEW JERSEY, LLC
XPO LOGISTICS SUPPLY CHAIN OF TEXAS, LLC
XPO LOGISTICS SUPPLY CHAIN, INC.
XPO LOGISTICS WORLDWIDE GOVERNMENT SERVICES, LLC
XPO LOGISTICS WORLDWIDE, INC.
XPO LOGISTICS WORLDWIDE, LLC
XPO LOGISTICS, LLC
XPO LTL SOLUTIONS, INC.
XPO PROPERTIES, INC.
XPO SERVCO, LLC
XPO STACKTRAIN, LLC
XPO TRANSPORT, LLC

By:	/s/ Ravi Tulsyan
	Name:	Ravi Tulsyan
	Title:	Senior Vice President and Treasurer

[Signature Page — Amendment No. 5 to XPO Senior Secured Term Loan Credit Agreement]

PDS TRUCKING, INC.
XPO DISTRIBUTION SERVICES, INC.

By:	/s/ Dominick Muzi
	Name:	Dominick Muzi
	Title:	President & Chief Operating Officer

CTP LEASING, INC.

By:	/s/ Donald Powers
	Name:	Donald Powers
	Title:	President

[Signature Page — Amendment No. 5 to XPO Senior Secured Term Loan Credit Agreement]

MORGAN STANLEY BANK, N.A., as Incremental Term Lender

By:	/s/ Chance Moreland
	Name:	Chance Moreland
	Title:	Authorized Signatory

[Signature Page — Amendment No. 5 to XPO Senior Secured Term Loan Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:	/s/ Lisa Hanson
	Name:	Lisa Hanson
	Title:	VP

[Signature Page — Amendment No. 5 to XPO Senior Secured Term Loan Credit Agreement]

SCHEDULE 1
Incremental Term Commitments

Name of Incremental Term Lender	Incremental Term Commitment
Morgan Stanley Bank, N.A.	$500,000,000
TOTAL: $500,000,000